EXHIBIT 5.1

Morgan, Lewis & Bockius LLP

1701 Market Street

Philadelphia, PA 19103-2921

Tel: 215.963.5000

Fax: 215.963.5001

www.morganlewis.com

February 3, 2006

Orthovita, Inc.

45 Great Valley Parkway

Malvern, PA 19355

Re:	Orthovita, Inc. – Registration Statement on Form S-8 Relating to the

Amended and Restated 1997 Equity Compensation Plan

Ladies and Gentlemen:

We have acted as counsel to Orthovita, Inc., a Pennsylvania corporation (the “Company”), in connection with the preparation of a registration statement on Form S-8 (the “Registration Statement”) for filing with the Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended (the “Act”), for the registration by the Company of 2,000,000 shares (the “Shares”) of the Company’s common stock, par value $.01 per share (the “Common Stock”), which may be issued under the Company’s Amended and Restated 1997 Equity Compensation Plan (the “Plan”). We have examined the Plan, the Amended and Restated Articles of Incorporation of the Company, as amended to date, the Amended and Restated Bylaws of the Company, as amended to date, and such certificates, records, statutes and other documents as we have deemed relevant in rendering this opinion. As to matters of fact, we have relied on representations of officers of the Company. We have assumed the genuineness of all signatures, the legal capacity of all natural persons, the authenticity of the documents submitted to us as originals, the conformity with the originals of all documents submitted to us as certified, facsimile or photostatic copies and the authenticity of the originals of all documents submitted to us as copies.

Based upon the foregoing, we are of the opinion that the Shares to be originally issued by the Company under the Plan, when issued in accordance with the terms and conditions of the Plan, will be validly issued, fully paid and non-assessable.

The opinion set forth above is limited to the laws of the Commonwealth of Pennsylvania.

We hereby consent to the use of this opinion as Exhibit 5.1 to the Registration Statement. In giving such opinion, we do not thereby admit that we are acting within the category of persons whose consent is required under Section 7 of the Act or the rules or regulations of the Securities and Exchange Commission thereunder.

Very truly yours,

/s/ Morgan, Lewis & Bockius LLP